UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 21, 2005

Date of Report (Date of earliest event reported)

ARGONAUT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31019	94-3216714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Saginaw Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 716-1557

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 21, 2005, Argonaut Technologies, Inc. (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Agreement”) with Biotage AB, a Swedish corporation, (“Biotage”) pursuant to which Biotage will purchase stock of a subsidiary of the Company and certain assets of the Company’s consumables and flash chromatography business for an aggregate purchase price of $19,930,000, subject to certain adjustments.  Two million dollars of the aggregate purchase price will be subject to a one-year escrow period.

The Agreement also includes certain representations, warranties and covenants, as well as closing conditions, and is expected to close within two business days after satisfaction or waiver by the parties of the conditions precedent set forth in the Agreement.

Item 7.01.                                     Regulation FD Disclosure.

On February 22, 2005, the Company issued a press release announcing its entry into the Agreement.  A copy of the press release is attached to this report as Exhibit 99.1.

On February 22, 2005, the Company distributed to certain of its employees an internal FAQ sheet regarding its entry into the Agreement.  A copy of the FAQ sheet is attached to this report as Exhibit 99.2.

Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 hereto and the FAQ sheet attached as Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filings, but are instead furnished for the purposes of that instruction.

Item  9.01.                                  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Document

99.1	Text of press release issued by Argonaut Technologies, Inc., dated February 22, 2005, announcing its entry into a Stock and Asset Purchase Agreement.

99.2	FAQ sheet of Argonaut Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGONAUT TECHNOLOGIES, INC.

/s/ Lissa A. Goldenstein
Lissa A. Goldenstein
President and Chief Executive Officer

Date: February 23, 2005